UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2013

Berkshire Homes, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	68-0680858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ 85016
(Address of principal executive offices)

(602) 387-5393
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities And Trading Markets

ITEM 3.03 Material Modification of Rights of Security Holders

Our board of directors and majority shareholders approved a forward split of one to 20 in which each shareholder will be issued 20 common shares in exchange for each one common share of their currently issued common stock. A record date of September 9, 2013 was established and FINRA was provided ten days’ notice prior to the effective date pursuant to Rule 10b-17 of the Securities and Exchange Act of 1934, as amended. Prior to approval of the forward split we had a total of 10,760,000 issued and outstanding shares of common stock, par value $0.001. On October 30, 2013, the effective date of the forward split, we had a total of 215,200,000 issued and outstanding shares of common stock, par value $0.001. New certificates were mailed to shareholders in connection with the forward split.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 above is incorporated by reference into this Item 5.03.

On August 13, 2013, we filed a Certificate of Change with the Nevada Secretary of State in connection with our forward split. A copy of the Certificate of Change is filed herewith as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change dated August 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Homes, Inc.

/s/ Llorn Kylo

Llorn Kylo
CEO

Date: December 4, 2013

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